EXHIBIT H

Dealer Managers Agreement

September 22, 2004

Barclays Capital Inc.,
200 Park Avenue, 5th Floor,
New York, New York 10166.

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
4 World Financial Center,
250 Vesey Street,
New York, New York, 10080.

Ladies and Gentlemen:

     1. Invitation. The Bolivarian Republic of Venezuela ( the “Republic”) plans to make an invitation (the “Invitation”) to owners of its outstanding bonds listed on Schedule I hereto (collectively the “Old Bonds”) to submit one or more offers to exchange Old Bonds for U.S. Dollar-Denominated Global Bonds Due 2014 (the “Global Bonds”) (each, an “Exchange Offer”), on the terms and subject to the conditions set forth in a Prospectus Supplement (as defined herein), the Base Prospectus (as defined herein) attached thereto and the related letter of transmittal. In addition, pursuant to an Underwriting Agreement to be entered into among the Republic and the Underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”), the Republic may sell Global Bonds through the Underwriters to prospective investors for cash, subject to the terms and conditions of the Underwriting Agreement (such offering, the “Cash Offering” and, together with the Exchange Offers, the “Global Bond Offering”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement (as defined below).

     2. Appointment as Dealer Managers. (a) The Republic hereby appoints you as exclusive Dealer Managers, and authorizes you to act as such on its behalf, in connection with this Agreement and the Global Bond Offering, including pursuant to your obligations as set forth in this Section 2 and Section 5 hereof. You agree to (i) use your best efforts to solicit Exchange Offers pursuant to the Invitation, (ii) communicate with brokers, dealers, commercial banks and trust companies and holders of Old Bonds with respect to the Global Bond Offering and (iii) perform the duties assigned to you in the Global Bond Offering Material (as defined below).

     (b) Notwithstanding any term or condition described in the Invitation or the right of the Republic thereunder to determine all questions as to the validity, form and eligibility of all letters of transmittal and Exchange Offers, no Exchange Offer submitted by either Dealer Manager on behalf of a holder of Old Bonds shall be deemed to have been properly submitted if, as determined by such Dealer Manager in its sole discretion, such holder (i) fails to deliver the Old Bonds in accordance with the terms of the Invitation, (ii) has not provided satisfactory documentation relating to its account at Euroclear System or Clearstream Banking, société

anonyme, to accept delivery of the Global Bonds or (iii) has otherwise been disqualified from submitting such Exchange Offer pursuant to the Invitation.

     3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies. Neither Dealer Manager shall have any liability (in tort, contract or otherwise) to the Republic, or any other person asserting claims on behalf of or in right of the Republic, for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than such Dealer Manager) or any commercial bank or trust company that solicits Exchange Offers, and you shall have no liability (in tort, contract or otherwise) to the Republic, or any other person asserting claims on behalf of or in right of the Republic, for any losses, claims, damages or liabilities arising in connection with the solicitation of Exchange Offers pursuant to the Global Bond Offering, except for any such losses, claims, damages or liabilities incurred by the Republic, or any other person asserting claims on behalf of or in right of the Republic, which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Dealer Manager in performing the services that are the subject of this Agreement. In soliciting or obtaining Exchange Offers, you, as Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of the Republic, and you, as Dealer Managers, are not to be deemed the agents of the Republic, any Dealer, commercial bank or trust company or any other person.

     4. The Global Bond Offering Material. (a) The Republic authorizes you to use, and agrees to furnish you (in New York City), at its expense, with as many copies as you may reasonably request of, the Prospectus Supplement, the Base Prospectus, the Letter of Transmittal, the related letter from the Republic to brokers, dealers, commercial banks, trust companies and other nominees and its enclosures, newspaper advertisements and any communication to potential participants meeting the requirements of Rule 134 under the Act (as defined herein) and press releases relating to the Global Bond Offering, in each case, in the form previously approved by the Republic (collectively, including any amendments or supplements thereto provided by or on behalf of the Republic in accordance with this Agreement and the Underwriting Agreement, the “Global Bond Offering Material”) for use by you in connection with the Global Bond Offering. The Global Bond Offering Material has been or will be prepared and approved by, and is the sole responsibility of, the Republic.

     (b) The Republic shall not amend or supplement the Global Bond Offering Material, or prepare or approve any other offering material for use in connection with the Global Bond Offering, without your consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering material for use in connection with the Global Bond Offering without the Republic’s consent, which consent shall not be unreasonably withheld. The Republic agrees that, a reasonable time prior to using or filing with the Securities and Exchange Commission (the “Commission”), or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign (“Other Agency”), of any Global Bond Offering Material (whether preliminary or otherwise), the Republic will submit copies of such material to you for your approval, which approval shall not be unreasonably withheld. In the event that the Republic uses or permits the use of any Global Bond Offering Material in connection with the Global Bond Offering or files any such material with the Commission or any Other Agency without your prior consent as contemplated above, then you shall be entitled to withdraw as Dealer Manager in connection with the Global Bond Offering without any liability or penalty to you or any Indemnified Person (as defined herein), and you shall remain entitled to the indemnification provided in Section 11 hereof and to receive the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date. If you withdraw as Dealer Manager in such event, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date (it being agreed that, in the event of any such withdrawal, for purposes of determining the fees payable to you pursuant to Section 6, the principal amount of Global Bonds issuable in respect of Exchange Offers made pursuant to the Invitation and not withdrawn as of the close of business on the date of such withdrawal shall be deemed to have been issued on the date of such withdrawal).

     (c) The Republic will advise you promptly of (i) the occurrence of any event that could cause the Republic to withdraw or terminate the Global Bond Offering or would permit the Republic to exercise any right (A) not to exchange the Old Bonds tendered pursuant to the Invitation or (B) not to issue the Global Bonds, (ii) any requirement to amend or supplement any Global Bond Offering Material, (iii) the issuance of any communication, comment or order by the Commission (and, if in writing, will furnish you a copy thereof) and (iv) any other information relating to the Global Bond Offering that you may from time to time reasonably request in the performance of your duties hereunder.

     (d) The Republic agrees (i) to prepare one or more Prospectus Supplements in a form approved by you and to file any such Prospectus Supplements pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the announcement of the Global Bond Offering, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus (as defined herein) or any amended or supplemented Prospectus, of the suspension of the qualification of the Global Bonds for offering or sale in any jurisdiction in the United States or any jurisdiction identified in Schedule II to this Agreement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement (as defined herein) or the Prospectus or any amended or supplemented Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any amended or supplemented Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and (ii) promptly from time to time during and following the Expiration Date of the Invitation, to take such action as you may reasonably request to qualify the Global Bond Offering and the Global Bonds for offering and sale under the securities laws of such jurisdictions in the United States of America as you may reasonably request and to comply with such laws so as to permit the continuance of the Global Bond Offering and sales and dealings in the Global Bonds in such jurisdictions for as long as may be necessary to complete the Global Bond Offering and the distribution of the Global Bonds, provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction. With respect to the jurisdictions identified in Schedule II to this Agreement, each of the Republic and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Global Bond Offering and the distribution of the Global Bonds on the terms and conditions contemplated by the memorandum regarding foreign jurisdiction selling restrictions attached as Schedule II hereto, provided that if either the Republic or you believe that the cost or burden of any such actions make them unreasonable, you and we shall consult with a view to restructuring the conduct of the Global Bond Offering and the distribution of the Global Bonds in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Global Bond Offering and the distribution of the Global Bonds in such jurisdiction.

     (e) The Republic agrees, if the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Global Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such amended or supplemented Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to each Dealer Manager and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus in connection with sales of any of the Global Bonds at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Dealer Manager, to prepare and deliver to such Dealer Manager as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     5. Participation by Dealer Managers. The Republic and the Dealer Managers agree to the matters described in the Prospectus Supplement under the captions “Terms of the Global Bond Offering — Invitation Procedures —Participation by Agencies of the Republic” and “Terms of the Global Bond Offering — Invitation Procedures —Participation by the Dealer Managers”.

     6. Compensation. The Republic agrees to pay you as compensation for your services as Dealer Managers and for your advisory services in structuring and arranging the transaction contemplated hereby an amount equal to 0.25% of the aggregate principal amount of Global Bonds issued pursuant to Exchange Offers (excluding Global Bonds issued to Governmental Agencies), such amount to be shared equally between the Dealer Managers. Such fees shall be payable solely and exclusively in U.S. dollars, in immediately available funds, on the Settlement Date, to an account in New York City designated by the Dealer Managers. All payments made by the Republic hereunder will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In such event, the Republic shall pay such additional amounts as will result in receipt by the Dealer Managers of such amounts as would have been received by them hereunder had no such withholding or deduction been required.

     7. Expenses. Subject to the limitations set forth in Schedule III hereto, the Republic and you agree to pay and/or reimburse each other for costs and expenses incurred in connection with the transactions contemplated hereby so that such costs and expenses are shared as set forth in Schedule III hereto. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 7 whether or not the Global Bond Offering is commenced or the Republic acquires any Old Bonds or issues any Global Bonds pursuant to the Global Bond Offering.

     8. Exchange Agent; Luxembourg Exchange Agent; Securityholder Lists. (a) The Republic will appoint JPMorgan Chase Bank to serve as exchange agent (the “Exchange Agent”), and J.P.Morgan Bank Luxembourg S.A., to serve as Luxembourg exchange agent (the “Luxembourg Exchange Agent”), in connection with the Invitation. You are authorized to communicate directly with the Exchange Agent and the Luxembourg Exchange Agent (and any other information agent, exchange agent or depositary designated or retained by the Republic) with respect to matters relating to the Invitation.

     (b) The Republic agrees to furnish to you, to the extent the same is available to the Republic, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Bonds held by, the holders of such Old Bonds as of a recent date, and shall include a provision in its agreement with the Exchange Agent to inform you orally and in writing of letters of transmittal received pursuant to the Invitation and such other information as you may require in connection with your services hereunder. You agree to use such information only in connection with the Global Bond Offering and not to furnish such information to any other person except in connection with the Global Bond Offering.

     9. Representations, Warranties and Covenants of the Republic. The Republic represents, warrants and covenants to you that:

     (a) The Republic meets the requirements for use of Schedule B under the Act, is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission a registration statement on Schedule B (File No. 333-112250) relating to the Global Bonds; such registration statement and any post-effective amendments thereto, in the form heretofore delivered to you or your counsel, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference, if any, and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement, any post-effective amendments thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the prospectus supplement dated September 22, 2004 and relating to the Global Bonds in the registration statement No. 333-112250 is hereinafter called the “Prospectus Supplement”; the various parts of such registration statements, if any, including all exhibits thereto and the documents incorporated by reference, if any, in the prospectus contained in the registration statement at the time such part of the registration statement, if any, became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus relating to the Securities contained in the Registration Statement No. 333-112250, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; such Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference to the Prospectus Supplement or the Prospectus as amended or supplemented shall be deemed to refer, as appropriate, to the Prospectus Supplement or the Prospectus as amended or supplemented in relation to the Global Bond Offering in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, if any, as of the respective dates of the Prospectus Supplement and the Base Prospectus, and any reference to any amendment or supplement to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18K/A (including all exhibits thereto) filed after the date of the Prospectus Supplement or the Base Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in either of the Prospectus Supplement or the Base Prospectus, as the case may be, if any.

     (b) The Registration Statement, the Base Prospectus and the Prospectus Supplement conform, and any further amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus Supplement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented with respect to the Global Bond Offering as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Prospectus, as amended or supplemented with respect to the Global Bond Offering.

     (c) The Global Bond Offering Material complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions in which you are authorized to make offers pursuant to this Agreement, and the Global Bond Offering Material (as amended or supplemented, if amended or supplemented) does not contain nor will it contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Prospectus, as amended or supplemented with respect to the Global Bond Offering.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in or contemplated in the Prospectus.

     (e) The execution and delivery of this Agreement and all other documents to be executed and delivered by the Republic hereunder have been duly authorized and have been or will be duly executed and delivered by the Republic, and this Agreement constitutes the valid and binding agreement of the Republic enforceable against the Republic in accordance with its terms, subject, as to Section 11 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction.

     (f) The Global Bonds have been duly authorized, and, when executed, authenticated, issued and delivered pursuant to the Global Bond Offering and the Fiscal Agency Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement, dated as of August 6, 1998, as amended (the “Fiscal Agency Agreement”), which is in substantially the form filed as an exhibit to the Registration Statement, between the Republic and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as fiscal agent (the “Fiscal Agent”), under which they are to be issued; the Fiscal Agency Agreement has been duly authorized, executed and delivered, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Global Bonds) conforms, and the Global Bonds will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to the Global Bond Offering; and the statements made under the captions “Description of the Global Bonds” in the Prospectus Supplement as amended or supplemented, and “Description of the Debt Securities” in the Base Prospectus, insofar as they purport to summarize the terms of the Global Bonds, constitute accurate, complete and fair summaries of such terms.

     (g) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, central bank, ministry or governmental agency or other regulatory body (“Governmental Agency”) in the Republic required for the issue and sale of the Global Bonds or the consummation by the Republic of the transactions contemplated by this Agreement, the Underwriting Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds, including without limitation the payment of interest and principal to the holders of the Global Bonds outside the Republic in accordance with the terms thereof, have been (or, prior to the Settlement Date, will be) obtained and are (or, prior to the Settlement Date, will be) in full force and effect; and the issue and sale of the Global Bonds and the consummation by the Republic of the transactions contemplated by this Agreement, the Underwriting Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds will be in compliance with all laws, decrees and regulations of the Republic or of any Governmental Agency in the Republic.

     (h) The payment obligations of the Republic under the Global Bonds will be general, direct, unconditional and unsubordinated obligations of the Republic and will rank at least pari passu, in priority of payment with all other existing and future unsecured and unsubordinated External Debt of the Republic (as defined in the Global Bonds). The remittance obligations of Banco Central under the Banco Central Undertaking will rank at least pari passu in priority with all other existing and future remittance obligations of Banco Central in currencies other than Bolivars (other than Banco Central remittance obligations to Petroleos de Venezuela, S.A., to the extent that such obligations are required to be given priority by Article 113 of the law of Banco Central).

     (i) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which the Republic is a party which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds; and, to the best of the Republic’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds or which are otherwise material to the rights of holders of the Global Bonds.

     (j) Other than as set forth in the Prospectus, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, which, individually or in the aggregate, would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds; and the issue and sale of the Global Bonds and the compliance by the Republic with all of the provisions of this Agreement, the Global Bond Offering, the Fiscal Agency Agreement and the Global Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of the Republic, any statutes, laws, decrees or regulations of the Republic or any treaty, convention or agreement to which the Republic is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of the Republic or its ability to perform its obligations under this Agreement, the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds.

     (k) To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of this Agreement, any document or instrument related to the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds, it is not necessary that this Agreement, such documents or instruments related to the Global Bond Offering, the Fiscal Agency Agreement or the Global Bonds or any other documents or instruments be registered, recorded or filed with any court or other authority in the Republic or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, such documents or instruments, the Fiscal Agency Agreement or the Global Bonds, except that the irrevocable powers of attorney provided for in Section 13 hereof, if granted in Venezuela, must be granted before a Venezuelan notary public.

     (l) There is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of this Agreement, the Underwriting Agreement, the Fiscal Agency Agreement or the Global Bonds or in connection with the Global Bond Offering.

     (m) Other than as permitted by Regulation M promulgated under the Exchange Act, neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action that might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the Global Bond Offering or the sale or resale of the Global Bonds; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Dealer Managers.

     (n) This Agreement, the Fiscal Agency Agreement and the Global Bonds are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the laws of the Republic.

     (o) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Dealer Managers to the Republic or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Republic to or for the respective accounts of the Dealer Managers of the Global Bonds issued and sold pursuant to Exchange Offers submitted by the Dealer Managers or (ii) the sale and delivery outside the Republic by the Dealer Managers of the Global Bonds acquired pursuant to Exchange Offers submitted by the Dealer Managers to the initial purchasers thereof.

     (p) The Republic is not aware that either Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies Inc. (“Standard & Poor’s”), or Moody’s Investors Service (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

     (q) The statements with respect to matters of Venezuelan law set forth in the Prospectus are correct in all material respects.

     (r) The Republic has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Global Bond Offering.

     (s) The Republic agrees to make generally available to its securityholders as soon as practicable, a statement in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date hereof that will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

     (t) The Republic agrees that, during the period beginning from the date hereof and continuing to and including the Settlement Date, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of, or guaranteed by, the Republic that are denominated in U.S. dollars, are to be placed outside the Republic and that mature more than ten years after the Settlement Date, without your prior written consent. The Republic will cause the Old Bonds acquired by it pursuant to any Exchange Offer to be canceled in accordance with their terms.

     (u) The Republic will not announce the acceptance of any Exchange Offers unless each of the conditions set forth in Section 10 below to be satisfied on the Announcement Date shall have been satisfied or waived.

     10. Conditions. The Dealer Managers shall be entitled to withdraw as Dealer Managers in connection with the Invitation, at any time, if conditions set forth in this Section 10 are not met, and the obligations of the Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

     (a) All representations and warranties and other statements of the Republic contained herein are now, and at all times from the date hereof (the “Commencement Date”) to the settlement of the issuance of the Global Bonds pursuant to accepted Exchange Offers and the Cash Offering (the “Settlement Date”) will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms not subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms).

     (b) The Republic at all times during the Global Bond Offering shall have performed all of its obligations hereunder which are required to have been performed.

     (c) The Prospectus Supplement as amended or supplemented with respect to the Global Bond Offering shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for the purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

     (d) On the Commencement Date and the Announcement Date, Sullivan & Cromwell LLP, your United States counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Fiscal Agency Agreement and the Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may rely as to all matters of Venezuelan law upon the opinions referred to in paragraphs (e) and (f) of this Section 10.

     (e) On the Commencement Date and the Announcement Date, d’Empaire, Reyna, Bermudez Abogados, your Venezuelan counsel, shall have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the Fiscal Agency Agreement and the Global Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Sullivan & Cromwell LLP, referred to in paragraph (d) of this Section 10.

     (f) On the Commencement Date and the Announcement Date, Lares, Ramos, Ferreira y Vera, S.C., our Venezuelan counsel, shall have furnished to you their written opinion, dated the respective date of delivery thereof in substantially the form of Annex I attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to matters of Venezuelan law and may rely upon the opinion of Arnold & Porter LLP, referred to in paragraph (g) of this Section 10.

     (g) On the Commencement Date and the Announcement Date, Arnold & Porter LLP, United States counsel for the Republic, shall have furnished to you their written opinion and their letter, dated the respective date of delivery thereof in substantially the form of Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely upon the opinion of Lares, Ramos, Ferreira y Vera, S.C., referred to in paragraph (f) of this Section 10.

     (h) On the Commencement Date and the Announcement Date, counsel to Banco Central, shall have furnished to you his written opinion, dated the respective date of delivery thereof in substantially the form of Annex III attached hereto.

     (i) The Republic shall have furnished to you, on the Commencement Date and the Announcement Date, a certificate in English, dated the respective date of delivery thereof, of the Minister of Finance or Director General of Public Finance, in which such official shall state that, to the best of his knowledge after reasonable investigation: (i) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (iii) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the Global Bond Offering or the issuance or delivery of the Global Bonds or the acquisition of Old Bonds by the Republic pursuant to the Global Bond Offering or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Global Bond Offering will be effected or the Global Bonds will be issued or the Old Bonds will be acquired pursuant thereto or to question the validity of the Global Bond Offering or the Global Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part.

     (j) Since the respective dates as of which information is given in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively) there shall not have been any material adverse change in the condition (financial or other), prospects or general affairs (including, without limitation, Venezuelan currency exchange rates or exchange controls, or in Venezuelan taxation affecting the Global Bonds) of the Republic, otherwise than as set forth in or contemplated in the Prospectus (as amended or supplemented on each of the Commencement Date and on or prior to the Announcement Date, respectively), the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the Invitation or the Cash Offering or the delivery of the Global Bonds or acquisition of the Old Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented and this Agreement.

     (k) Subsequent to the execution and delivery of this Agreement and on or prior to the Announcement Date there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (B) a formal suspension or limitation of trading of any securities of the Republic on any international exchange; (C) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (D) a major disruption of settlements of securities or clearance services in New York, London or the Republic; or (E) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war, if the effect of any such event specified in clauses (A), (B), (C), (D) or (E) in your judgment makes it impracticable or inadvisable to proceed with the Invitation or the Cash Offering or the delivery of the Global Bonds or the purchase of Old Bonds on the terms and in the manner contemplated by the Prospectus (as amended or supplemented on each of the Commencement Date and Settlement Date, respectively) and this Agreement; or (E) any change in national or international, monetary, financial, economic or political conditions or currency exchange rates or foreign exchange controls which in your judgment would materially and adversely affect the international financial markets or the market for the Global Bonds.

     (l) On or after the date hereof and on or prior to the Announcement Date: (i) no downgrading shall have occurred in the rating accorded the Republic’s debt securities by Standard & Poor’s or Moody’s; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; (iii) the Republic will not have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and (iv) the Republic will not have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

     (m) The Minister of Finance or the Director General of Public Finance, shall have furnished to you on the Commencement Date and the Announcement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; that the Prospectus, as supplemented by the Prospectus Supplement, and any further amendment or supplement thereto made by the Republic, as of the date of the Prospectus Supplement, did not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; and that, as of the respective date of such certificate neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by the Republic contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by you expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

     (n) The Republic shall have furnished to you on each of the Commencement Date and the Announcement Date such further information, certificates and documents as you may reasonably request.

     11. Indemnification. (a) The Republic agrees (i) to indemnify and hold each Dealer Manager harmless against any loss, claim, damage, reasonable and documented expense or liability (or action in respect thereof) (A) which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus as amended or supplemented, the Global Bond Offering Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that the Republic shall not be liable in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, liability or claim (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus as amended or supplemented, the Global Bond Offering Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing in reliance upon and in conformity with written information furnished to the Republic by such Dealer Manager expressly for use therein; or (B) which arises out of or is based upon any breach by the Republic of any representation or warranty or failure to comply with any agreements set forth herein; (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Invitation or the Cash Offering; or (D) otherwise arising out of, relating to or in connection with the Global Bond Offering, the other transactions described in the Global Bond Offering Material or your services as Dealer Managers hereunder and (ii) to indemnify and hold such Dealer

Manager harmless against any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against such Dealer Manager in connection with its acting as Dealer Manager in connection with the Global Bond Offering or rendering any financial advisory services to the Republic in connection with the Global Bond Offering, except to the extent that any such loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) referred to in this clause (ii) has been finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of such Dealer Manager in performing the services that are the subject of this Agreement. The Republic also agrees to indemnify and hold you harmless against and reimburse you for (i) any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by you in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof), whether or not resulting in any liability, within a reasonable time after such expenses are incurred and a reasonably detailed itemized statement thereof has been submitted to the Republic, and (ii) any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of the Republic. The Republic also agrees that, except as provided in (b) below, neither Dealer Manager nor any of its affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of either Dealer Manager or any of its affiliates, shall have any liability, in tort or contract or otherwise, to the Republic, or any person asserting a claim on behalf of or in the right of the Republic, for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by the Republic has been finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of such Dealer Manager in performing the services that are the subject of this Agreement.

     (b) Each Dealer Manager agrees to indemnify and hold harmless the Republic and each of its officials, including its authorized representative in the United States, who may be held responsible by law for the Registration Statement, against any losses, claims, damages, reasonable and documented expenses or liabilities to which the Republic may become subject, under the Act or otherwise, (i) insofar as such losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Global Bond Offering Material or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Global Bond Offering Material or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Republic by such Dealer Manager expressly for use therein, and (ii) which arise out of or are based upon any breach by such Dealer Manager of any representation or warranty or failure to comply with any agreements set forth herein; and will reimburse the Republic for any legal or other reasonable and documented expenses reasonably incurred by the Republic in connection with investigating or defending any such action within a reasonable time after such expenses are incurred and a reasonably detailed itemized statement thereof has been submitted to you.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened proceeding effected without its consent, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, reasonable and documented expenses, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Global Bond Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, reasonable and documented expense or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of the Republic on the one hand and you on the other shall be deemed to be in the same proportion as the aggregate maximum value of the Global Bonds issued by the Republic pursuant to the Global Bond Offering bears to the aggregate fees paid to you pursuant to Section 6 of this Agreement as a result of the Global Bond Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic on the one hand or you on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Republic and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, reasonable and documented expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Republic under this Section 11 shall be in addition to any liability which the Republic may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Dealer Manager within the meaning of the Act; and the obligations of the Dealer Managers under this Section 11 shall be in addition to any liability which the respective Dealer Managers may otherwise have and shall extend, upon the same terms and conditions, to each official of the Republic who is responsible under applicable law for the information set forth in the Registration Statement, including its authorized representative in the United States.

     12. Termination and Survival of Certain Provisions. (a) This Agreement may be terminated (a) by you (i) upon a withdrawal by you as Dealer Managers under the terms hereof or (ii) if the Republic determines to terminate or withdraw either the Invitation or the Cash Offering prior to consummation thereof, or (b) by the Republic if it determines to terminate or withdraw either the Invitation or the Cash Offering prior to consummation thereof.

     (b) The indemnity and contribution agreements contained in Section 11, the expense reimbursement agreements contained in Section 7, the fee agreement contained in Section 6 (to the extent the transactions contemplated hereby have been consummated), the covenants and agreements contained in Sections 3, 9, 13 and 17, and the representations and warranties of the Republic set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Global Bond Offering or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party, and (iii) the completion of your services hereunder.

     13. Consent to Jurisdiction; Service of Process (a) The Republic agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the High Court of Justice in London, England; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Republic also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Republic hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by the Republic in this Section 16(a) with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Republic with respect to proceedings unrelated to the Agreements.

     (b) The Republic agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A., as its authorized agent (the “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Republic irrevocably appoints each Process Agent as its agent to accept such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Republic agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by a power of attorney hereto granted before a Venezuelan notary public). The Republic further agrees that each such power of attorney shall provide that no power of attorney granted to a Process Agent may be revoked unless an alternative Process Agent with an office in New York or London, as the case may be, shall have been appointed and the Dealers Managers shall have been given notice thereof. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c) The Republic irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

     (d) To the extent that the Republic or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Republic or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Dealer Managers to enforce or execute a Related Judgment. In addition, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Republic hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreements.

     Notwithstanding the foregoing, it is understood that the Republic and its properties located within Venezuela have immunity from setoff, attachment prior to judgment or in aid of execution and from execution of judgment, as provided by the laws of the Republic.

     (e) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Dealer Managers in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Dealer Managers could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two business days preceding the day on which final judgment is given.

     (f) The obligation of the Republic in respect of any sum payable by it to the Dealer Managers hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the business day following receipt by the Dealer Managers of any sum adjudged to be so due in the judgment currency, the Dealer Managers may in accordance with normal banking procedures purchase the Agreement Currency with the judgment currency; if the amount of the Agreement Currency so purchased is less than the sum originally due in the Agreement Currency the Republic agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Dealer Managers against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Dealer Managers, the Dealer Managers agree to remit to the Republic such excess, provided that the Dealer Managers shall have no obligation to remit any such excess as long as the Republic shall have failed to pay the Dealer Managers any obligations due and payable under the Agreements, in which case such excess may be applied to such obligations of the Republic hereunder in accordance with the terms of this Agreement.

     14. Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Global Bond Offering and the agreements contained herein are not affected in any manner adverse to any party.

     15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Republic, you and the other indemnified parties, and each of your and their respective successors. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for any conflict of law principles that would cause the laws of any other jurisdiction to apply.

     18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     19. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by reputable international courier (postage prepaid) or facsimile transmission (with transmission confirmed), to the parties hereto as follows:

(a)	If to you: Barclays Capital Inc. 200 Park Avenue, 5th Floor New York, New York 10166 Attn: Liability Management Facsimile: (212) 412-2535

Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center 250 Vesey Street New York, New York, 10080 Attn: Corporate Syndicate Department/David Parsons Facsimile: (212) 738-2227

(b)	If to the Republic:

Ministerio de Finanzas de la Republica Bolivariana de Venezuela
Oficina Nacional de Crédito Público
Avenida Urdaneta
Edificio del Ministerio de Hacienda
Caracas, Venezuela
Attention: Jefe de la Oficina Nacional de Crédito Público
Facsimile: (58212) 802-1893
Telephone: (58212) 802-1887

     Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours, BOLIVARIAN REPUBLIC OF VENEZUELA
By:
Name:
Title:

Accepted as of the date
first set forth above:

BARCLAYS CAPITAL INC.
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title: